Filed Pursuant To Rule 433 Registration No. 333-203585 May 14, 2015

Gold Demand Trends First Quarter 2015

WORLD GOLD COUNCIL

Global demand broadly stable

With underlying variations at the micro level



Gold Demand
119t
213t
26t
ETFs

17th consecutive quarter of net purchases by central banks, steady year-on-year.

China's jewellery demand fell 10% to 213t on slowing GDP growth over rallying stock markets.

Positive inflows for the first quarter since Q4 2012 as Western investor attitudes towards gold improved.

A steep currency fall in Turkey pushed the near local gold price to record levels

Mine production increased 2%: 729t in Q1 2015. Total Q1 supply was steady year-on-year at 1,089t



+2%

Globally, jewellery demand was 5% above its 5-year quarterly average

601t
Q1 2015

570t
5-year quarterly average

Gold Demand Trends First Quarter 2015

WORLD GOLD COUNCIL

Global demand broadly stable

With underlying variations at the micro level



Gold Demand
119t
213t
26t
ETFs

17th consecutive quarter of net purchases by central banks, steady year-on-year.

China's jewellery demand fell 10% to 213t on slowing GDP growth over rallying stock markets.

Positive inflows for the first quarter since Q4 2012 as Western investor attitudes towards gold improved.

A steep currency fall in Turkey pushed the near local gold price to record levels

Mine production increased 2%: 729t in Q1 2015. Total Q1 supply was steady year-on-year at 1,089t

+2%

Globally, jewellery demand was 5% above its 5-year quarterly average

601t
Q1 2015

570t
5-year quarterly average

Gold Demand Trends First Quarter 2015

WORLD GOLD COUNCIL

Global demand broadly stable

With underlying variations at the micro level


Gold Demand
119t
213t
26t
ETFs

17th consecutive quarter of net purchases by central banks, steady year-on-year.

China's jewellery demand fell 10% to 213t on slowing GDP growth over rallying stock markets.

Positive inflows for the first quarter since Q4 2012 as Western investor attitudes towards gold improved.

A steep currency fall in Turkey pushed the near local gold price to record levels

Mine production increased 2%: 729t in Q1 2015. Total Q1 supply was steady year-on-year at 1,089t

+2%

Globally, jewellery demand was 5% above its 5-year quarterly average

601t Q1 2015

570t 5-year quarterly average

Gold Demand Trends First Quarter 2015

Global demand broadly stable

With underlying variations at the micro level

Gold Demand

119t

213t

26t

ETFs

17th consecutive quarter of net purchases by central banks, steady year-on-year.

China’s jewellery demand fell 10% to 213t on slowing GDP growth over rallying stock markets.

Positive inflows for the first quarter since Q4 2012 as Western investor attitudes towards gold improved.

A steep currency fall in Turkey pushed the near local gold price to record levels

Mine production increased 2%: 729t in Q1 2015. Total Q1 supply was steady year-on-year at 1,089t

Globally, jewellery demand was 5% above its 5-year quarterly average

+2%

601t

Q1 2015

570t

5-year quarterly average

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.